UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2022

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fourth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

The stockholders of U.S. Silica Holdings, Inc. (the “Company”) approved the Fourth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 12, 2022.

The amendment and restatement of the Plan provides for an additional 3.0 million shares of stock to be available to be granted to Company employees, non-employee directors and consultants in the form of stock options, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A total of 14.825 million shares of Company common stock are subject to the Plan. Awards may be granted under the Plan on or before May 12, 2032.

The Plan was approved by the Company’s Board of Directors on March 18, 2022 subject to stockholder approval. The foregoing description of the Plan is qualified in its entirety by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company:

•	Item 1-elected all 6 director nominees;

•	Item 2-approved, on an advisory basis, the compensation of the Company’s named executive officers;

•	Item 3-ratified the appointment of Grant Thornton LLP as independent public accounting firm for 2022; and

•	Item 4-approved the adoption of an amendment and restatement of the Company’s 2011 Incentive Compensation Plan.

The final voting results for the proposals presented at the meeting are set forth below:

Item 1-Election of Directors

All director nominees were elected at the Annual Meeting to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Peter C. Bernard	53,096,202	1,234,144	627,343	9,710,403
Diane K. Duren	53,900,693	431,444	625,552	9,710,403
William J. Kacal	52,874,948	1,454,896	627,845	9,710,403
Sandra R. Rogers	53,984,257	336,287	637,145	9,710,403
Charles W. Shaver	40,492,272	13,836,834	628,583	9,710,403
Bryan A. Shinn	53,905,785	439,579	612,325	9,710,403

Item 2-Advisory Resolution to Approve Executive Compensation

The advisory resolution to approve the compensation of the Company’s named executive officers was approved with approximately 95.3% of the votes cast at the Annual Meeting voting in favor of the advisory resolution.

For	Against	Abstain	Broker Non-Votes
52,385,445	1,718,613	853,631	9,710,403

Item 3-Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2022 was approved with approximately 98.7% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain
63,841,153	211,252	615,687

Item 4-Amendment and Restatement of the Company’s 2011 Incentive Compensation Plan

The proposal to approve the adoption of an amendment and restatement of the Company’s 2011 Incentive Compensation Plan, as described in the Company’s definitive proxy statement filed in connection with the Annual Meeting, was approved with approximately 93.6% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-Votes
51,456,584	2,678,306	822,799	9,710,403

Item 9.01	Financial Statements and Exhibits.

10.1	Fourth Amended and Restated U.S. Silica Holdings Inc. 2011 Incentive Compensation Plan, as amended and restated effective May 12, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Senior Vice President, General Counsel & Corporate Secretary